CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C.; 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  April 27, 2012

(date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 27-3270121

(Commission File Number) (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(address of principal executive office)

(801) 575-8073)

(Registrant’s telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 27, 2012, the Company authorized the issuance of 4,150,000 shares of Supervoting Preferred Stock to Nexia Holdings, Inc. in exchange for $85,000 in debt settlement of related party obligation owed to Nexia by the Company. This amount of debt will be removed from the Company’s liabilities. The shares were issued with a restrictive legend to Nexia, the parent corporation of the Company. The issuance of the shares took place on May 4, 2012. The issuance results in Nexia holding 100% of the 10 million shares of Supervoting Preferred Stock authorized for the Company, resulting in Nexia holding 1 billion votes in any shareholder action. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report.

 Exhibit No. Page No. Description

 N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of May, 2012

Green Endeavors, Inc.

/s/ Richard Surber

Richard Surber, CEO & President

.